UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported):
                          November 16, 2005


                       BayCorp Holdings, Ltd.
       ------------------------------------------------------
       (Exact name of registrant as specified in its charter)


                              Delaware
        -----------------------------------------------------
           (State or other jurisdiction of incorporation)


               1-12527                       02-0488443
       ----------------------           -------------------
       Commission File Number              (IRS Employer
                                        Identification No.)


       1 New Hampshire Avenue
              Suite 125
      Portsmouth, New Hampshire                03801
     --------------------------          -----------------
        (Address of principal                (Zip Code)
         executive offices)


         Registrant's telephone number, including area code:
                           (603) 766-4990


                                 N/A
     -----------------------------------------------------------
     Former name or former address, if changed since last report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.01   Notice   of   Delisting  or  Failure  to  Satisfy   a
            Continued  Listing  Rule  or  Standard;  Transfer  of
            Listing

   As a result of the consummation of the merger of Sloan Acquisition Corp. ("Sloan Acquisition"), a wholly-owned subsidiary of Sloan Group, Ltd. ("Sloan Group"), with and into BayCorp Holdings, Ltd. (the "Company") on November 16, 2005 (the "Merger") pursuant to an Amended and Restated Agreement and Plan of Merger dated September 30, 2005 (the "Merger Agreement"), Sloan Group has become the sole shareholder of the Company. The American Stock Exchange ("AMEX") has advised the Company that it has filed with the Securities Exchange Commission a Notification of Removal from Listing and/or Registration Under Section 12(b) of the Securities Exchange Act of 1934 on Form 25 regarding the Company's common stock. The Company does not intend to oppose the delisting and deregistration of its common stock under
Section 12(b).

       ___________________________________________________


Item 5.02   Departure   of   Directors  or  Principal   Officers;
            Election   of  Directors;  Appointment  of  Principal
            Officers

     Alexander Ellis III, Stanley I. Garnett II, James S. Gordon and Thomas C. Leonard resigned from the board of directors of the Company effective as of the consummation of the Merger on November 16, 2005.

     At a special meeting of the sole stockholder of the Company held November 17, 2005, Jefferson R. Voss, Tyler Piercy and Thomas B. Youth were elected to the board of directors of the Company, which was the surviving corporation in the Merger. Under the Merger Agreement, Messrs. Voss and Piercy, as directors of Sloan Acquisition, were designated to be directors of the Company following the Merger. Mr. Youth does not have any arrangement or understanding with any person regarding his selection as a director of the Company. It has not been determined whether any of these new directors will be named to any committees of the Company's board of directors.

     Mr. Voss is an officer and director of Sloan Group, the sole stockholder of the Company as a result of the Merger. On March 15, 2005, the Company and all of its wholly owned subsidiaries entered into a $10,250,000 convertible note (the "First Note") with Sloan Group. On May 24, 2005, the Company, and all of its wholly owned subsidiaries, entered into a $10,000,000 multiple-draw senior convertible note (the "Second Note", and together with the First Note, the "Convertible Notes") with Sloan Group and, as of September 30, 2005, had drawn $10,000,000 against the Second Note. The total debt under the Convertible Notes, which accrues interest at 8% per annum and is due and payable in full on December 15, 2005, is convertible by the Sloan Group at any time between November 15, 2005 and December 15, 2005 (or any time after the occurrence and during the continuance of a material event of default under the Convertible Notes) into shares of the Company's common stock at a price of $14.04 per share. In addition to the Convertible Notes, on October 7, 2005, the Company and all of its wholly owned subsidiaries entered into a $7,750,000 multiple-draw senior secured note (the "Third Note", and together with the Convertible Notes, the "Notes"). Any draws under the Third Note accrue interest at 8% per annum, are due on April 1, 2006 and may be prepaid at any time, but may not be reborrowed once repaid. The Third Note is not convertible into the Company's stock. As of October 30, 2005, the Company had drawn approximately $2.8 million against the Third Note.

       ___________________________________________________


Item 5.03   Amendments  to Articles of Incorporation  or  Bylaws;
            Change in Fiscal Year

     At a special meeting of the sole stockholder of the Company held November 17, 2005, the sole stockholder adopted an Amended and Restated Certificate of Incorporation for the Company which reduced its authorized capital stock from 4,000,000 shares of common stock, par value $0.01 per share, to 100,000 such shares and from 1,000,000 shares of preferred stock, par value $0.01 per share, to 25,000 of such shares. The Amended and Restated Certificate of Incorporation became effective on November 18, 2005. At the same meeting, the sole stockholder adopted Amended and Restated Bylaws which became effective on November 17, 2005.

       ___________________________________________________

Item 8.01   Other Events

   The Company issued a press release on November 16, 2005 disclosing the consummation of the Merger. A copy of the press release is attached to this report as Exhibit 99.

       ___________________________________________________


Item 9.01   Financial Statements and Exhibits

   (c)   Exhibits


Exhibit No.    Description
___________    ___________

     99        Press  Release dated November 16, 2005 disclosing
               the   consummation  of  the   merger   of   Sloan
               Acquisition   Corp.   with   and   into   BayCorp
               Holdings, Ltd.

       ___________________________________________________

                            SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                BAYCORP HOLDINGS, LTD.
                                (Registrant)



Date: November 18, 2005    By:   /s/ Frank W. Getman Jr.
                                __________________________
                                Frank W. Getman Jr.
                                President and CEO